Exhibit 16.6

February 19, 2014

United States Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

Reference: Odyssey Picture Corporation

On February 19, 2014, I was engaged as the auditor for Odyssey Picture Corporation. I have read Odyssey Picture Corporation’s statements included under Item 4.01 of its Form 8-K dated February 19, 2014 and agree with such statements, insofar as they apply to Terry L. Johnson, CPA.

Sincerely,

/s/ Terry L. Johnson, CPA
Terry L. Johnson, CPA
Casselberry, Florida